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                                                                    EXHIBIT 16.2

                 [GRANT THORNTON LLP LETTERHEAD APPEARS HERE]


August 24, 1995

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  The Dwyer Group, Inc.
     File No. 0-15227


Gentlemen:

We have read Item 4 of the Form 8-K/A, Amendment No. 2 of The Dwyer Group, Inc. dated July 31, 1995, and agree with the statements contained therein.

Very truly yours,



/s/ Grant Thornton LLP